Exhibit 10.1
PHI, INC.
AND
THE GUARANTORS NAMED HEREIN,
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of April 12, 2006
to
Indenture
Dated as of April 23, 2002
9 3/8% Senior Notes due 2009

     THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 12, 2006, is by and among PHI, Inc., a Louisiana corporation (the “Company”), the Guarantors listed on the signature pages hereof, and The Bank of New York Trust Company, N.A., a national banking association, successor to The Bank of New York, as trustee (the “Trustee”).
     WHEREAS, the Trustee, the Company and certain subsidiaries of the Company have heretofore executed and delivered that certain Indenture dated as of April 23, 2002 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 9 3/8% Senior Notes due 2009 (the “Notes”);
     WHEREAS, on April 23, 2002, the Company issued $200,000,000 aggregate principal amount of Notes, all of which Notes are currently outstanding;
     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of Holders representing at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);
     WHEREAS, the Company desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;
     WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated March 24, 2006 and the related consent and letter of transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);
     WHEREAS, (1) the Company has received the consent of the Holders of more than a majority in principal amount of the outstanding Notes, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Company and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Deletion of Definitions and Related References. Section 1.01 of Article 1 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.
ARTICLE II
AMENDMENTS TO INDENTURE AND NOTES
     Section 2.1 Amendments to Articles 4, 5 and 6.
          (a) The Indenture is hereby amended by deleting the following provisions of the Indenture and all references thereto in their entirety:

Section 4.03 (Reports to Holders),
Section 4.05 (Stay, Extension and Usury Laws);
Section 4.09 (Conduct of Business);
Section 4.10 (Limitations on Additional Indebtedness);
Section 4.11 (Limitations on Restricted Payments);
Section 4.12 (Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries);
Section 4.13 (Limitation on Liens);
Section 4.14 (Limitation on Transactions with Affiliates);
Section 4.15 (Limitation on Asset Sales);
Section 4.16 (Limitation on Designation of Unrestricted Subsidiaries);
Section 4.17 (Additional Note Guarantees);
Section 4.18 (Limitation on Layering Indebtedness);
Section 4.19 (Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries);
Section 4.20 (Limitation on Sale and Leaseback Transactions);
Section 5.01 (3) (Limitation on Mergers, Consolidation, Etc.); and
Section 6.01(3), (4), (5) and (6) (Defaults and Remedies).
          (b) Section 3.03 is hereby amended by substituting “five” for “30” in the first sentence thereof.
          (c) Section 4.06 is revised to read: “Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).”
     Section 2.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture, including, without limitation, paragraph 8 and clauses (3), (4), (5) and (6) of paragraph 12 thereof.
ARTICLE III
MISCELLANEOUS PROVISIONS
     Section 3.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.
     Section 3.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.
     Section 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 3.4 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     Section 3.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy.
     Section 3.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 3.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
     Section 3.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company of more than a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.
     Section 3.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:
“Effective as of April 12, 2006, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the First Supplemental Indenture, dated as of April 12, 2006. Reference is hereby made to said First Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”
     Section 3.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

PHI, INC.

By:	/s/ Michael J. McCann
Name:	Michael J. McCann
Title:	Chief Financial Officer, Treasurer and Secretary

GUARANTORS

INTERNATIONAL HELICOPTER TRANSPORT, INC.
PHI TECH SERVICES, INC.
AIR EVAC SERVICES, INC.
PHI AIR MEDICAL SERVICES, INC.
PETROLEUM HELICOPTERS INTERNATIONAL, INC.

By:	/s/ Michael J. McCann
Name:	Michael J. McCann
Title:	Vice President and Secretary

HELICOPTER MANAGEMENT, L.L.C.
HELICOPTER LEASING L.L.C.

By:	PHI, INC., its sole member

By:	/s/ Michael J. McCann
Name:	Michael J. McCann
Title:	Chief Financial Officer, Treasurer and Secretary
Signature Page to Supplemental Indenture

THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Trustee

By:	/s/ Nathan Turner
Name:	Nathan Turner
Title:	Assistant Treasurer
Signature Page to Supplemental Indenture